Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

RE:  CHITTENDEN CORPORATION DEFINITIVE PROXY MATERIAL
     REGISTRATION NO. 0-7974

To Whom It May Concern:

Pursuant to the requirements of Rule 14a-6(c) under the Securities
Exchange Act of 1934, as amended, there are as follows the definitive proxy statement and of the form of proxy to be used by management of Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05402
(the "Corporation"), in connection with the 1994 Annual Meeting of the Corporation's stockholders.

Kindly acknowledge receipt of this filing by notifying the sender via
Compuserve.

																																										Very Truly yours,




																																									Eugenie J. Fortin
																																									Assistante Corporate Secretary




                          NOTICE OF 1994

                          ANNUAL MEETING

                                AND

                          PROXY STATEMENT





                     Your Vote is Important

ANY STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IN PERSON SHOULD COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ENVELOPE FURNISHED FOR THIS PURPOSE. IT IS NECESSARY THAT ENOUGH SHARES BE REPRESENTED BY PROXY TO CONSTITUTE, WITH THE SHARES PRESENT IN PERSON, A LEGAL QUORUM (A MAJORITY OF THE ISSUED AND OUTSTANDING STOCK) SO THAT A MEETING CAN BE HELD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the Stockholders of Chittenden Corporation will be held on April 20, 1994 at 4:00 p.m. in Salon 1 of the Emerald Ballroom of the Sheraton Burlington Hotel and Conference Center, Burlington, Vermont. The Ballroom is on the second floor of the Sheraton, which is at the intersection of Rt. 2 (Williston
Road) and Interstate 89, Exit 14W. There are direction signs to conference parking and an elevator to the second floor. The annual meeting is for the purpose of considering and acting upon:

     1.    The election of Directors as provided by the By-Laws.

     2. The approval of the appointment of Arthur Andersen & Co. as independent public accountants for 1994.

     3. The approval of the Amended and Restated Articles of Incorporation.

     4. Any other business which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors.

F. Sheldon Prentice
Secretary
March 18, 1994

CHITTENDEN CORPORATION

Two Burlington Square
Burlington, Vermont 05401
March 18, 1994

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
APRIL 20, 1994

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished to the Stockholders of CHITTENDEN CORPORATION (the "Corporation"), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 20, 1994, at 4:00 p.m., in Salon 1 of the Emerald Ballroom of the Sheraton Burlington Hotel and Conference Center, Burlington, Vermont, at the intersection of Rt. 2 (Williston Road) and Interstate 89, Exit 14W.

A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 20, 1994 annual meeting of its Stockholders and at any adjournment thereof. A proxy duly executed and returned by a Stockholder will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

A Stockholder who signs and returns a proxy may revoke it at any time before it s exercised by notifying the Secretary of the Corporation in writing or by attending the meeting and voting in person.

This Proxy Statement and the Corporation's Annual Report, which contains financial statements, will be mailed on or about
March 18, 1994 to Stockholders of record on March 4, 1994.  The
Annual Report is not to be regarded as proxy soliciting material.

All expenses of the solicitation of proxies are being borne by the Corporation. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Kissel-Blake Inc. to assist with the solicitation of proxies for a fee of $5,000 plus reimbursement of out-of-pocket expenses.

VOTING SECURITIES

The Board of Directors of the Corporation has fixed the close of business on March 4, 1994 as the record date for the determination of Stockholders entitled to notice of and to vote at the annual meeting. Each share of common stock will be entitled to one vote.

As of February 1, 1994 there were 6,220,458 shares of common stock outstanding and entitled to vote.

As of February 1, 1994 the Directors and Officers of the
Corporation, including other members of senior management owned beneficially 486,678 shares, or approximately 7.824 percent, of the outstanding common stock of the Corporation.

No one is the beneficial owner of more than five percent of any class of the Corporation's voting securities.

The Corporation's principal subsidiary, Chittenden Trust
Company (the "Bank"), held in a fiduciary or representative capacity, in the aggregate, approximately 440,466 shares, or 7.08 percent, of the outstanding shares of common stock of the Corporation as of December 31, 1993. The Corporation and the Bank disclaim beneficial ownership of these shares.

ELECTION OF DIRECTORS OF CHITTENDEN CORPORATION
(Item 1 on Proxy Card)

CLASSIFIED BOARD OF DIRECTORS
The number of Directors, which is presently set at 12, is established periodically by the Board. All Directors are elected for staggered 3 year terms so that approximately one third of the Directors are elected at each annual meeting. At the annual meeting 3 Directors will stand for election to serve for a term of 3 years unless their retirement, pursuant to the Corporation's By-Laws, occurs prior to the expiration of 3 years.

It is the intention of the persons named in the proxy to vote for the nominees named for the terms indicated.

Election of Directors requires a majority vote. The 3 nominees for Directors and the 9 continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees are serving currently on the Board of Directors of the Corporation. According to information supplied by them, these persons, as of February 1, 1994, owned beneficially the number of shares of common stock of the Corporation indicated.


DIRECTOR NOMINEES

THE FOLLOWING PERSONS HAVE BEEN NOMINATED TO SERVE AS DIRECTORS FOR TERMS TO EXPIRE IN 1997.

ROBERT E. CUMMINGS, JR.                              DIRECTOR SINCE
                                                     1974

Picture         Mr. Cummings, 61, has been a practicing attorney in
(See Pg.5)      Bennington, Vermont, since graduation from
                Georgetown University Law School in 1960. He is a former Vermont Commissioner of Banking andInsurance, a past Trustee of the Vermont Soldiers'Home, and a former State Senator from Bennington County. He became a Director of the Bank in 1973, following acquisition of the County National Bank of Bennington. He is retained from time to time for legal services by the Bennington office of the Bank.

SHARES OWNED:  3,375
PERCENT:   .054

MARVIN B. GAMEROFF                                   DIRECTOR SINCE
                                                     1980

Picture         Mr. Gameroff, 61, is founder of his family's
(See Pg.5)      investment trust which has real estate, hotel and
                restaurant holdings in Vermont. He is involved in financial activities in Canada and the United
                Kingdom.  He received a law degree from McGill
University in 1957. He was on the President's Council for Business Administration at the University of Vermont, and he is currently on the Executive Committee of the McGill University Graduates Society
(Great Britain), the Oxford University Foundation and the Vegetarian Society of Great Britain. He was a Director of Mountain Trust Company, Stowe, Vermont, until that company became a subsidiary of the Corporation in 1980, at which time he became a Director of Chittenden Bank.
Mr. Gameroff is a citizen of Canada. He lives in London, England and maintains a vacation home in Stowe.

SHARES OWNED:  205,868
PERCENT:   3.310

PAUL A. PERRAULT                                     DIRECTOR SINCE
                                                     1990

Picture         Paul A. Perrault, 42, is President and Chief
(See Pg.5)      Executive Officer of Chittenden Corporation and
                Chittenden Bank.  Mr. Perrault joined the
                Corporation on July 18, 1990.  Prior to joining
                Chittenden, he was President of Bank of New England-
Old Colony, Providence, Rhode Island.  Before becoming President,
Mr. Perrault was Executive Vice President and Senior Loan Officer at Bank of
New England-Old Colony. Prior to that, he served in a variety of commercial banking positions in Rhode Island and Boston. He is a 1973 graduate of Babson College and receive his M.B.A. from Boston College School of Management in 1975. He is a member of Vermont Business Roundtable, Director of Lake Champlain Regional Chamber of Commerce, Director of the Greater Burlington Industrial Corporation, member of the Advisory Board of Fleming Museum and a Trustee of Champlain College. Mr. Perrault has been a Director of the Bank since 1990.

SHARES OWNED:  9,258
PERCENT:   .149

CONTINUING DIRECTORS

FREDERIC H. BERTRAND
TERM EXPIRES 1995                                    DIRECTOR SINCE
                                                     1989

Picture         Mr. Bertrand, 56, is Chairman of the Board and
(See Pg. 6)					Chief Executive Officer of National Life Insurance
																Company which he joined in 1970 as an attorney.  He is a
                graduate of Norwich University and the College of
                William and Mary Law School.  Mr. Bertrand is a
director and Immediate Past Chairman of the American Council of
Life Insurance.  He is a Director and Vice Chairman of the Vermont
Business Roundtable and a Director of Central Vermont Public Service
Corporation, Union Mutual Fire Insurance Company, New England Guaranty
Insurance Company, Central Vermont Economic Development Corporation and
several subsidiaries of National Life Insurance Company.  Mr. Bertrand has
been a Director of the Bank since 1989.

SHARES OWNED:  473
PERCENT:        .008

DAVID M. BOARDMAN                                    DIRECTOR SINCE
                                                     1978
TERM EXPIRES 1995

Picture         Mr. Boardman, 59, is Senior Vice President of
(See Pg. 6)     Hickok and Boardman, Inc., and President of
                Associates in Financial Planning Inc., an affiliate of Hickok and Boardman Financial Network, with which he has been associated since 1956. He has also been a representative of National Life Insurance Company since 1956. He is a Chartered Life Underwriter, a Life and Qualifying Member of the Million Dollar Round Table and a Certified Financial Planner. He is a Trustee of Vermont Catholic Charities and Past Chairman of the Burlington City Retirement Board and a member of The Burlington Boys and Girls Club Development Steering Committee. He is past Chairman of the Board of Champlain College, where he has been a Trustee since 1974. He is a member of the American Society of Chartered Life Underwriters, Institute of Certified Financial Planners and the Association of Advanced Life Underwriters. He has been a Director of the Bank since 1978.

SHARES OWNED:  16,307
PERCENT:   .262

PAUL J. CARRARA                                      DIRECTOR SINCE
                                                     1982
TERM EXPIRES 1996

Picture         Mr. Carrara, 57, is President of J. P. Carrara
(See Pg.6)      & Sons, Inc., a ready-mixed and precast concrete
                supplier located in Middlebury, Vt.  He is also
                President of Otter Valley Equipment, Inc., an equipment leasing firm in Rutland. He has been a
Director of the Bank since 1982.

SHARES OWNED:  2,400
PERCENT:   .039






EUGENE P. CENCI                                      DIRECTOR SINCE
                                                     1980
TERM EXPIRES 1996

Picture         Mr. Cenci, 54, has been Co-owner and Executive Vice
(See Pg. 7)     President of Sheraton Burlington Hotel and
                Conference Center since 1975. In 1987, he also became Executive Vice President of Ramada Inn
                Burlington.  From 1963 until 1975 he was associated
with Holiday Inns, Inc., the last ten years as Innkeeper of the Burlington, Vermont Holiday Inn. In 1990 the Vermont Lodging and Restaurant Association awarded him the Borden E. Avery Innkeeper of the Year Award in recognition of outstanding service to the hospitality industry and displaying the highest standards of innkeeping. In 1992, he became a director of Wake Robin Corporation, a continuing care retirement community. Mr. Cenci chairs the Bank's Trust Committee and has been a Director of the Bank since 1980.

SHARES OWNED:  2,375
PERCENT:   .038

PHILIP A. KOLVOORD                                   DIRECTOR SINCE
                                                     1977
TERM EXPIRES 1996

Picture         Mr. Kolvoord, 61, is a partner in the law firm of
(See Pg. 7)     Kolvoord, Overton & Wilson in Essex Junction,
                Vermont. He received his law degree from the University of Virginia and commenced his law practice in Vermont in 1958. He is a former
President of the Vermont Trial Lawyers Association and the Chittenden Country Bar Association. He is a past Chairman of the Judicial Nominating Board and the Professional Conduct Board. He has been a Director of the Bank since 1977. Mr. Kolvoord and other members of his firm are retained from time to time for legal services by the Essex Junction office of the Bank.

SHARES OWNED:  7,148
PERCENT:   .115

JAMES C. PIZZAGALLI                                  DIRECTOR SINCE
                                                     1980
TERM EXPIRES 1996

Picture         Mr. Pizzagalli, 49, is Chairman and Chief Executive
(See Pg. 7)     Officer of Pizzagalli Construction Company.  He
                joined the company in 1969 after graduating from
																the University of Vermont and Boston University Law
                School.  He is a Director of the Associated General
Contractors of America and of the AGC Education and Research
Foundation.  Mr. Pizzagalli chairs the Bank's Executive Committee.
He has been a Director of the Bank since 1980.

SHARES OWNED:  114,546
PERCENT:   1.841









BARBARA W. SNELLING                                  DIRECTOR SINCE
                                                     1974
TERM EXPIRES 1996

Picture         Mrs. Snelling, 66, Chair of the Board of both the
(See Pg. 8)     Corporation and the Bank since 1990, is Lieutenant
                Governor of Vermont and President of Snelling &
                Kolb, Inc., fund-raising consultants, located in South Burlington, Philadelphia and Boston. She was
formerly Vice President for Development and External Affairs at the University of Vermont. She served a six-year term on the State Board of Education, was President of the Vermont State School Directors Association, Chair of the Shelburne and Champlain Valley School Boards, a Trustee of Champlain College, and President of Chittenden County United Way. Mrs. Snelling is currently on the Board of the Vermont Community Foundation, the Shelburne Museum, and Radcliffe College. She has been a Director of the Bank since 1972.

SHARES OWNED:  43,300
PERCENT:   .696

PALL D. SPERA                                        DIRECTOR SINCE
                                                     1985
TERM EXPIRES 1995

Picture         Mr. Spera, 49, is owner of Pall Spera Company,
(See Pg. 8)     Realtors and Pall Spera Company, Investment
                Securities of Stowe.  He is a Director and past
                President of the Vermont Association of Realtors
																who named him Realtor of the Year in 1980, and is a
Director of the National Association of Realtors.  Mr. Spera is a
member of the American Association of Certified Appraisers,
and Trustee of Vermont Catholic Charities.  He serves on the
Advisory Board of the Helen Day Art Center and is a Trustee of
Copley Hospital.  Mr. Spera became an Incorporator and a charter
Director of Mountain Trust Company in 1977, was elected Vice
Chairman in 1978, served as Acting President in 1980-1981, and was
Acting Chairman of the Board prior to its merger with Chittenden
Trust Company.  Mr. Spera chairs the Bank's Credit Committee.  He has been a Director of the Bank since 1985.

SHARES OWNED:  12,500
PERCENT:   .201

MARTEL D. WILSON, JR.                                DIRECTOR SINCE
                                                     1983
TERM EXPIRES 1995

Picture         Mr. Wilson, 57, is Vice President and Chief
(See Pg. 9)     Financial Officer and a Director of S-K-I Ltd.  Mr.
                Wilson is also Vice President and Chief Financial
                Officer and Director of Killington Ltd. and Mount
                Snow Ltd. which are wholly-owned subsidiaries of
S-K-I Ltd. and which operate the Killington and Mount Snow ski areas, respectively. He graduated from the University ofColorado and received an M.B.A. degree from Cornell University. Mr. Wilson is also a Director and Chairman of the Board of Building Material Distributors, Inc. of
Stockton, California, a building material wholesaler in California and Nevada. He is a past President and Director of the Rutland
Region Chamber of Commerce, a past Trustee of the College of St. Joseph the Provider, a past President and Director of the Rutland Regional Medical Center, a member of the Investment Committee and is a past Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company. Mr. Wilson chairs the Bank's Audit Committee. Mr. Wilson has been a Director of the Bank since 1983.

SHARES OWNED:  10,301
PERCENT:   .166

NOTES REGARDING DIRECTORS' STOCK OWNERSHIP

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth.

(1) The share ownership of the following Directors includes shares owned by spouses or adult children living in their home in the amounts indicated parenthetically: Mr. Boardman (43); Mr. Cenci (1,143); Mr. Kolvoord (5263); and Mr. Wilson (913). Beneficial ownership of these shares is disclaimed.

(2) Mr. Pizzagalli's share ownership includes 288 shares held as custodian for his minor son. Beneficial ownership of these shares is disclaimed. Also included are 76,250 shares held by Mr. Pizzagalli with his brothers in the name of Pizzagalli Brothers Company and 2,975 shares held by Pizzagalli Construction Company, a company in which Mr. Pizzagalli holds a minority interest.

(3) Mr. Gameroff's share ownership includes 205,498 shares held by The GamBros. Trust I. Mr. Gameroff disclaims any beneficial interest in the Trust. The beneficial owners are S. David Gameroff and Simon Sperber Gameroff of Montreal, Canada, the adult children of Mr. Gameroff. Mr. Gameroff has no control (direct or indirect) of The GamBros. Trust I.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS AUDIT AND EXECUTIVE
COMMITTEES

The Board of Directors of the Corporation and the Bank held 15 meetings during the calendar year 1993. No Director attended fewer than 75% of the aggregate of the meetings of the Board and the total number of meetings held by committees of the Board on which they served during 1993.

AUDIT COMMITTEE

The Corporation has a standing Audit Committee comprised of Messrs. Bertrand, Boardman, Perrault, ex officio, Wilson (Chair), and Mrs. Snelling. The Committee held 3 meetings during 1993 jointly with the internal auditor, including a meeting with the independent public accountants of the Corporation and its subsidiaries.

The Audit Committee is charged with determining the adequacy of controls and with monitoring the reliability of financial information by consultation with the independent public accountants and the internal auditors.

EXECUTIVE COMMITTEE

The Corporation has a standing Executive Committee comprised of Messrs. Gameroff, Perrault, ex officio, Pizzagalli (Chair), Spera, Wilson and Mrs. Snelling. The Committee held 15 meetings during
1993.

The Executive Committee is responsible for strategic planning, investments, officer and non-officer compensation and Directors' succession, among other duties. In this connection, the Executive Committee considers and recommends nominees for election to the Board as vacancies occur. Stockholders may make suggestions for nominees by submitting the nominee's name to the Committee in writing.

REMUNERATION OF DIRECTORS AND OFFICERS

The Corporation does not presently remunerate its officers, nor does it provide retirement benefits. The Corporation compensates its Directors, other than Mr. Perrault, in the amount of $450 quarterly and $100 per telephone conference meeting.

All of the officers of the Corporation serve and are remunerated as officers of the Bank. Directors of the Bank, other than Mr. Perrault, are paid an annual retainer of $3,000 without regard to attendance and $400 per meeting attended for monthly meetings and $100 per telephone conference meeting of the Board.

Seven Directors of the Bank also serve as members of one of the Branch Advisory Boards of the Bank. These Directors receive additional fees of $150 per meeting for attendance at monthly meetings and $300 per meeting for attendance at quarterly meetings of their respective Branch Advisory Boards.

Directors serving on the various Bank committees receive a meeting fee of $300 if the committee meeting is held on a Board meeting day and $400 if the committee meeting is held on a day other than a Board meeting day.

The Chair of the Board of the Bank receives an annual retainer of $5,000. The Chair of the Executive Committee receives an annual retainer of $2,000 and the Chair of other Committees each receive an annual retainer of $1,000.

The payment of Directors' fees by the Corporation and the Bank may be deferred by a Director pursuant to a Deferred Compensation Plan, adopted April, 1972, and amended December, 1976, August, 1980, March 1983, May, 1986, April, 1987, December, 1989 and
January, 1992.

REPORT OF COMMITTEE RESPONSIBLE FOR COMPENSATION

The Corporation's executive compensation program continues to be administered by the Executive Committee of the Board with all recommendations receiving approval by the full Board. Executive Committe members are: Messrs. Pizzagalli (Chair), Gameroff, Spera, Wilson and Mrs. Snelling.

The compensation philosophy which governs the actions of the Committee continues to be one which emphasizes a strong tie between performance and compensation. Additionally, in designing compensation programs, the committee strives to balance rewards for short-term and long-term performance of the individual, the Bank and the Corporation and to encourage executive ownership of company stock.

Awards under the Executive Management Incentive Compensation Plan (EMICP) are primarily contingent upon the Corporation meeting goals which are established at the beginning of each calendar year. Specific awards are then determined based upon the performance of each executive. Additionally, as was reported in the 1992 report, awards are paid out over a four-year period and are a combination of cash and stock. Currently awards are comprised of 25% corporation stock and 75% cash. In order for awards to be realized in succeeding years, individual and corporate performance goals which are established in January of each year must be met. Adjustments to base salaries continue to be driven by market comparisons with adjustments made only as markets dictate in order to fairly and competitively remunerate executive management.

In keeping with this philosophy, the Executive Committee, using comparative information on CEO compensation in banks of similar size locally and regionally, and other publicly-held corporations, recommended a base adjustment of $15,000/year to Mr. Perrault's compensation in 1993, bringing his base salary from $175,000/year to $190,000/year.

As a participant in the EMICP, Mr Perrault's award level was set at 60% of salary based upon profits of $10MM or greater. Therefore, in February 1994, upon the Corporation meeting such goal, Mr. Perrault received a payment of $42,750 cash and 1,040 shares of corporation stock. This payment follows plan guidelines which allow for 50% of payment to be made in the first year. Additionally, Mr. Perrault earned and received payment under guidelines established in 1991 and 1992 of $10,500 and $8,750 plus 810 shares; representing 15% and 25%, respectively, of the awards established in those years, payable upon attainment of 1993 goals.

Additionally, in response to changes in regulations governing th level of benefit payable under a qualified retirement plan, and to establish an additional performance based incentive, the Board approved the establishment of a Supplemental Executive Retirement Plan (SERP) for Mr. Perrault. This plan was established as a defined contribution SERP where contributions are accrued based upon the Bank's Return on Equity (ROE) in accordance with a schedule which establishes an ROE of 10% as the minimum threshold at which any contribution will be made. Mr. Perrault is not eligible to receive any benefit from this plan should he terminate his employment with the Corporation, except in the event of death or disability, prior to attaining the age of 55. The Corporation's ROE for 1993 was 11.88%. In accordance with the terms of the SERP, an expense of $36,169.50 was incurred by the Corporation.


SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION
LONG TERM COMPENSATION

(a)                       (b)   (c)       (d)        (e)

                                                     Other
Name                                                 Annual
and                                                  Compen-
Principal                                            sation
Position                  Year  Salary($) Bonus($)   ($)

Paul A. Perrault          1993  $182,038     -0-      -0-
President/CEO             1992  $175,000     -0-
                          1991  $175,000     -0-

Jerry R. Condon           1993  $110,000     -0-     $7,675.74(1)
Chief Investment          1992  $ 12,692     -0-
Officer                   1991     -0-       -0-

Lawrence W. DeShaw        1993  $109,615   $6,562.50  -0-
Executive Vice President  1992  $105,000     -0-
                          1991  $102,000  $10,795.00

John W. Kelly             1993  $105,000   $6,562.00   -0-
Executive Vice            1992  $105,000     -0-
President                 1991  $105,000     -0-


William R. Heaslip        1993  $102,600     -0-       -0-
Executive Vice            1992  $102,600     -0-
President                 1991  $102,600     -0-

                                          Awards          PAYOUTS
                          (f)             (g)             (h)
                          Restricted      Securities      Long-Term
                          Stock           Underlying      Incentive
                     Year Award(s)        Options (#)     Plan
																																																										(LTIP)
                                          ($)(2)          Payouts
                                                          ($)(3)
Name
and
Principal
Position
Paul A. Perrault     1993 -0-               -0-      $85,000.00

President/CEO        1992 -0-             125,000    $52,500.00
                     1991 -0-             1,875      $35,000.00

Jerry R. Condon      1993 -0-               -0-           -0-
Chief Investment     1992 -0-             1,875           -0-
Officer              1991 -0-               -0-           -0-

Lawrence W. DeShaw   1993  -0-              -0-      $38,787.50
Executive Vice       1992  -0-            6,250      $21,000.00
President            1991  -0-            1,875      $15,750.00

John W. Kelly        1993  -0-              -0-      $33,337.50
Executive Vice       1992  -0-              -0-      $18,375.00
President            1991  -0-              -0-      $10,500.00

William R. Heaslip   1993  -0-             -0-       $19,750.50
Executive Vice       1992  -0-             -0-       $17,955.00

President            1991  -0-            1,250      $13,660.00

                          (i)
                          All
                          other
                          Compensation
                          ($)(4)

Paul A. Perrault     1993 $14,293.41
President/CEO        1992
                     1991

Jerry R. Condon      1993   -0-
Chief Investment     1992
Officer              1991

Lawrence W. DeShaw   1993 $8,233.40
Executive Vice       1992
President            1991

John W. Kelly        1993 $7,725.02
Executive Vice       1992
President            1991

William R. Heaslip   1993 $8,233.40
Executive Vice       1992
President            1991


[FN]
SUMMARY COMPENSATION TABLE FOOTNOTES

(1) The executive received $7,675.74 to cover taxes on moving expenses incurred in 1993.

(2) At fiscal year-end 1993, Mr. Perrault had 3,125 restricted shares valued at $56,640.63; Mr. DeShaw had 1,250 restricted shares valued at $22,656.25; Mr. Kelly had 1,875 restricted shares valued at $33,984.38, and Mr. Heaslip had 1,251 restricted shares valued at $22,674.38. Dividends are payable during the restriction period.

(3) The 1993 Long-Term (LTIP) payout reflects 50% of the 1993 award that was earned in 1993, 25% of the 1992 award that was earned in 1993 and 15% of the 1991 award that was earned in 1993. A portion of the 1993 award will be in stock of the company. The 1992 LTIP payout reflects 50% of the 1992 award earned in 1992 and 25% of the 1991 award that was earned in 1992. The 1991 LTIP payout reflects 50% of the 1991 award that was earned in 1991; except in the case of Mr. Heaslip's whose 1991 payout also represented 10% payment for his award granted in 1988 and earned in 1991.

(4) Totals in this column are comprised of: 401(k) corporate match of 35% and additional profit sharing match of 35% shown as one total and appreciation on stock awards from the LTIP that were earned in 1993. The figures, respectively, are as follows:
     Mr. Perrault $5,941 and $8,352.41; Mr. DeShaw $4,604.04 and
     $3,629.36; Mr. Kelly $4,410.12 and $3,314.90; and Mr. Heaslip
     $4,309.24 and $2,201.65.Footnotes of Compensation Table

OPTION GRANTS IN LAST FISCAL YEAR
(a)             (b)             (c)            (d)             (e)

                                             		Individual Grants
                Number of       % of Total
                Securities      Options
                Underlying      Granted to
                Options         Employees      Exercise
						          Granted(#)      in Fiscal      or Base         Expiration
        					                   Year           Price($/Sh)     Date
Name

Paul A. Perrault     -0-        -0-            -0-             -0-
Jerry R. Condon      -0-        -0-            -0-             -0-
Lawrence W. DeShaw   -0-        -0-            -0-             -0-
John W. Kelly        -0-        -0-            -0-             -0-
William R. Heaslip   -0-        -0-            -0-             -0-

                     Potential
                     Realizable Value at
                     Assumed Annual
                     Rates of Stock Price Appreciation
                     for Option Term
                     ---------------------------------

                     (f)        (g)       (h)
                     0%($)      5%($)     10%($)
Name
Paul A. Perrault     -0-        -0-       -0-
Jerry R. Condon      -0-        -0-       -0-
Lawrence W. DeShaw   -0-        -0-       -0-
John W. Kelly        -0-        -0-       -0-
William R. Heaslip   -0-        -0-       -0-


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

(a)             (b)             (c)       (d)             (e)
                                                          Value of
                                          Number of							Unexercised
                                          Unexercised					In-the-Money
                Shares                    Options at      Options at
                Acquired        Value     ($)Fiscal       Fiscal Year-
                On Exercise(#)  Realized  Year-End(#)     End($)


Name
Paul A. Perrault     -0-        -0-       133,125 								$363,171.88
Jerry R. Condon      -0-        -0-       1,875											$11,859.38
Lawrence W. DeShaw   -0-        -0-       11,250										$97,281.26
John W. Kelly        -0-        -0-       3,125											$41,015.63
William R. Heaslip   -0-        -0-       9,375											$71,359.38


LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
(a)                  (b)                  (c)
                                          Performance
                     Number of            or Other
                     Shares, and          Period Until
                     Other                Maturation or
Name                 Rights(#/$)(1)       Payout
Paul A. Perrault     1,041 sh/$42,750     3 years
Jerry R. Condon      -0- sh/$0
Lawrence W. DeShaw   502 sh/$20,625.00    3 years
John W. Kelly        431 sh/$17,718.75    3 years
William R. Heaslip   187 sh/$7,695.00     3 years

                     Estimated Future Payouts(2)
                     Under Non-Stock Price Based Plan
                     -----------------------------------
(a)                  (d)                  (e)             (f)
                     Threshold            Target          Maximum
                     ($)                  ($)             ($)

Name
Paul A. Perrault     -0-                  $57,000.00
$57,000.00
Jerry R. Condon      -0-                  $0.00           $0.00
Lawrence W. DeShaw   -0-                  $27,500.00
$27,500.00
John W. Kelly        -0-                  $23,625.00
$23,625.00
William R. Heaslip   -0-                  $10,260.00
$10,260.00

(1)Figures shown represent unearned portion of 1993 Executive Management Incentive Compensation Plan (EMICP) awards. 50% of 1993 awards were earned in 1993 based upon Bank profitability levels and are reported in Table 1, column h. The remaining portion will be earned on a schedule of 25%, 15% and 10% per year for each of the next three years contingent upon Chittenden meeting profit goals established by the Board in January of each year.

(2) Award levels are established in the first year of each four-year performance cycle. Payouts are based upon Chittenden meeting profit goals which are established annually. Payout levels do not vary once established at the beginning of each four-year cycle. A portion of the estimated future payouts will be in stock of the Company.


CHANGE OF CONTROL AGREEMENT
The Corporation has entered into severance agreements with Mr. Perrault as well as Messrs. Condon, DeShaw, Kelly and Heaslip. These agreements are triggered by a change of control and a subsequent termination of employment under certain circumstances. Payments are equal to a multiple of annual salary. For Mr. Perrault such payments would equal 2.99 times annual salary, and for Messrs. Condon, DeShaw, Kelly and Heaslip 1, 1.5, and 2 times, respectively.

EMPLOYEES' PENSION PLAN


The Chittenden Corporation Pension Plan (the "Plan") covers employees of the Bank who work 1,000 hours per year and have attained age 21.

The following table illustrates the annual pension benefits payable under the Plan for various representative combinations of preretirement remuneration and years-of-service classifications
(assuming retirement at age 65.)


ESTIMATED ANNUAL PENSION BENEFITS (1)
Final Five-Year
Average Annual                  Years of Service at Age 65
Compensation              10         15        20         25+
     $ 50,000             $8,861     $13,292   $17,722    $22,153
     $ 75,000             $14,298    $21,447   $28,596    $35,744
     $100,000             $19,798    $29,697   $39,596    $49,494
     $150,000             $30,798    $46,197   $61,596    $76,994
     $200,000             $41,798    $62,697   $83,596    $104,494

(1) For a participant turning age 65 in 1994.

Final average earnings is the highest 60 consecutive months of compensation (item (c,d,f and h) from the Summary Compensation Table) during the 10-year period preceding an employee's retirement (up to age 65), and the employee's years of credited service (up to 25 years).

The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen.

With respect to the Pension Plan described above, the credited years of service at December 31, 1993 for those individuals named in the Summary Compensation Table were as follows: Mr. Perrault,
3.452 years; Mr. Condon, 1.0195 years; Mr. DeShaw, 23 years; Mr. Kelly, 3.044 years and Mr. Heaslip, 5.760 years.

Stock Performance Graph

This will be filed on Form SE.

INTERESTS IN CERTAIN TRANSACTIONS

The Corporation's officers, its Directors and their associates have had, and can be expected to have in the future, financial transactions with the Bank. As of December 31, 1993, the aggregate of loans by the Bank outstanding to the Corporation's officers, Directors and their associates amounted to $14,710,132.


During 1993, loans by the Bank to its officers and Directors and their associates and to the officers, Directors of the Corporation, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

Material transactions during 1993 between the Bank and the Corporation's officers, its Directors, and their associates occurred in the ordinary course of business and were on terms equivalent to those prevailing at the time for comparable transactions with other, unrelated persons.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTS
(Item 2 on Proxy Card)

The Board of Directors of the Corporation, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Corporation, has appointed Arthur Andersen & Co. as independent public accountants of the Corporation for the year ending December 31, 1994, subject to ratification by the stockholders at the annual meeting. The Corporation has been advised by Arthur Andersen & Co. that neither the firm nor any of their associates has any relationship with the Corporation or any affiliate of the Corporation. If the foregoing appointment is rejected, or if Arthur Andersen & Co. shall decline to act or otherwise become incapable of acting, or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the 1995 Annual Meeting of Stockholders shall be subject to approval by the Stockholders at that meeting.

Arthur Andersen & Co., independent public accountants of the Corporation for the year ended December 31, 1993, will have representatives at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

During 1993, ARTHUR ANDERSEN & CO. examined the consolidated financial statements of the Corporation and its subsidiaries and also provided other audit services to the Corporation and to certain of its subsidiaries in connection with Securities and Exchange Commission filings and review of periodic financial statements.








RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC
ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1994.
Approval of the Amended and Restated Articles of Incorporation
(Item 3 on Proxy Card)

Introduction

The Board of Directors of the Corporation has approved and recommends adoption of a proposal to amend and restate the Corporation's Articles of Incorporation as set forth in the Articles of Amendment and Restatement, a copy of which is attached to this Proxy Statement as Exhibit A (the "Restated Articles").
The Restated Articles would amend the existing Articles of Incorporation in the following respects: (1) to increase the authorized common stock of the Corporation from 10,000,000 to 30,000,000 shares; (2) to delete from the Articles of Incorporation the initial series of preferred stock designated as Cumulative, Adjustable Rate Preferred Stock, Series A; (3) to provide for a classified Board of Directors with staggered three-year terms, as currently authorized by the Corporation's By-Laws; (4) to delete the 20% quorum requirement in the Articles of Incorporation. As set forth below, the Board of Directors believes that the best interests of the Corporation and its stockholders will be served by adopting these amendments and restating the Articles of Incorporation, as indicated. Under Vermont law, the affirmative vote of at least the majority of the outstanding shares of common stock of a Corporation is required for approval of the Restated Articles. The Restated Articles have been approved by the Corporation's Board of Directors, which unanimously recommends a vote in favor of the proposal. If approved by the stockholders at the annual meeting, the Restated Articles will become effective upon filing with the Vermont Secretary of State.

EXPLANATION OF THE PROPOSED AMENDMENTS

A discussion of the principal reasons that the Board of Directors has recommended each of the proposed amendments is set forth below.

     1. Increase in Authorized Common Stock. Under the Restated Articles, the authorized common stock of the Corporation would be increased from 10,000,000 to 30,000,000 shares. At February 1, 1994, there were 6,220,458 shares of the Corporation's common stock issued and outstanding. The proposed increase would give the Corporation flexibility to issue additional shares of common stock, when considered by the Board of Directors to be in the Corporation's best interests.

     2. Deletion of Series A Preferred Stock. Under the existing Articles of Incorporation, the Corporation has the authority to issue 200,000 shares of preferred stock, and the Board of Directors is authorized to divide the preferred stock into series and, within the limitations provided by law, to fix and determine by resolution the designation, the number of shares, and the relative rights and preferences of any series so established. On December 21, 1983, following approval by the Board of Directors, the Corporation filed a Statement and Resolution with the Vermont Secretary of State establishing an initial series of preferred stock designated as the Cumulative Adjustable Rate Preferred Stock, Series A (the "Series A Preferred Stock"). The Corporation subsequently issued 60,000 shares of the Series A Preferred Stock, but all of the Series A Preferred Stock has since been redeemed and canceled on the books of the Corporation. Because none of the Series A preferred Stock remains outstanding, and the Corporation has no intention of issuing additional shares of Series A Preferred Stock, the Board of Directors desires to simplify the Restated Articles by deleting reference to the Series A Preferred Stock in the Articles of Incorporation.

     3. Staggered Board of Directors. On January 16, 1985, the Board of Directors adopted amendments to the Corporation's By-Laws authorizing a classified Board of Directors with staggered three-year terms. As a result of these By-Law Amendments, since the annual meeting of the Corporation in 1985 the Board of Directors has been divided into three categories: Category I consisting of four Directors; Category II consisting of four Directors; and Category III consisting of five Directors. Directors in all three categories are elected to hold office for terms of three years, or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal, and only one category of Directors stands for election at each annual meeting of the stockholders.

          The classified Board of Directors authorized by the Corporation's By-Laws makes it more difficult for any stockholders, including those holding a majority of the stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only approximately one-third of the incumbent Directors expire each year, it requires at least two annual elections for the stockholders to change a majority of the Directors. This may have the effect of discouraging an unsolicited tender offer for the Corporation's stock or other unsolicited takeover bids which, in the opinion of the Board of Directors, might not be in the best interests of the Corporation and its stockholders. In the alternative, it may encourage persons desiring to take over or control the Corporation to initiate such action through negotiations with the then-existing Board of Directors.

          Although the Corporation has not encountered difficulties in the past due to lack of continuity of management, the Board of Directors believes that the staggered election of Directors tends to promote such continuity in the future, because only about one-third of the Board of Directors is subject to election each year. Staggered terms guarantee that approximately two-thirds of the Directors, or more, at any one time, have had at least one year's experience as Directors of the Corporation. Staggered terms for members of the Board of Directors also moderate the pace of changes in the Board of Directors by extending the time required to elect a majority of Directors from one to two years.

          Under the Vermont Business Corporation Act (the "Vermont Act"), which became effective January 1, 1994, the Corporation believes that a continuation of the classified Board of Directors will require an amendment to the Corporation's Articles of Incorporation. The Board of Directors believes that such an amendment is in the best interests of the Corporation and its stockholders. The staggered election of Directors will continue to promote the continuity of management and the stability of the Corporation's traditional policies. The Board also believes that continued authorization of the staggered election of Directors will enhance the Corporation's present ability to attract competent and qualified officers and employees to carry out its long-term plans.

     4. Deletion of 20% Quorum Requirement. The existing Articles of Incorporation provide that not less than 20% of the outstanding shares of the stock of the Corporation shall constitute a quorum for taking action at regular and special meetings of the stockholders. Under the Vermont Act, however, at least a majority of the outstanding shares of the Corporation's common stock are required to constitute a quorum for action at a regular or special meeting. The proposed amendment is intended to conform to the requirements of the Vermont Act, which became effective January 1, 1994.

Vote Required for the Proposal

Approval of the proposed Amended and Restated Articles will require the affirmative vote of holders of at least 50% of the outstanding shares of the Corporation's common stock.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
THE PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order to be included in the Corporation's proxy statement and proxy card for the 1995 annual meeting, proposals which stockholders intend to present at that meeting must be submitted in writing to the Secretary of the Corporation on or before November
11, 1994.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters which may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board of Directors.







Exhibit A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
of CHITTENDEN CORPORATION


ARTICLE I.  NAME

The name of the Corporation is Chittenden Corporation

ARTICLE II.  REGISTERED OFFICE AND AGENT

The Registered Office of the Corporation is located at Two
Burlington Square, Burlington, Vermont 05401, and the Registered
Agent at that office is the Secretary.

ARTICLE III.  PERIOD OF DURATION

The period of duration of the Corporation shall be perpetual.

ARTICLE IV.  PURPOSES

The Corporation is organized for the purposes of (i) buying, selling, investing in, holding and dealing in property of every nature and description, real and personal, tangible and intangible;
(ii) acquiring, investing in or holding stock of any subsidiary enterprise permitted under the Bank Holding Company Act of 1956, and subsequent amendments thereto; and (iii) otherwise engaging in any other business which may be lawfully carried on by a corporation organized under the laws of the State of Vermont.

ARTICLE V.  QUORUM REQUIREMENT FOR STOCKHOLDER MEETINGS

Not less than 50% of the outstanding shares of the stock of the Corporation shall constitute a quorum for the transaction of business at any regular or special meeting of the stockholders of the Corporation.

ARTICLE VI.  AUTHORIZED CAPITAL

The aggregate number of shares which the Corporation shall have authority to issue is 200,000 shares, preferred, with a par value of $100.00, and 30,000,000 shares, common, with a par value of $1.00. The Board of Directors of the Corporation is hereby expressly authorized to divide the preferred stock into series, and, within the limitations provided by law, to fix and determine by resolution the designation, the number of shares, and the relative rights and preferences of any series so established.

ARTICLE VII.  NUMBER AND TERM OF DIRECTORS

The authorized number of directors of the Corporation (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation) shall be determined by resolution duly adopted by the Board of Directors, and may be increased or decreased, within the limitations specified herein, from time to time by resolution, duly adopted by the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The President of the Corporation shall serve EX OFFICIO as a director.

The Board of Directors shall be divided into three categories, designated Category I, Category II, and Category III, as nearly equal in number as possible, and the term of office of directors of one category shall expire at each annual meeting of the stockholders, and in all cases as to each director, until a successor shall be elected and shall qualify, or until an earlier resignation, removal from office, death or incapacity. Notwithstanding the foregoing, the President shall serve as a director during his term of office as President and shall not be assigned to any category of directors. Additional directors resulting from an increase in the number of directors shall be apportioned among the categories as equally as possible. At each annual meeting of stockholders following the adoption of this provision, the number of directors equal to the number of directors of the category whose terms expire at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

ARTICLE VIII.  BUSINESS COMBINATIONS

SECTION 1. The affirmative vote of at least two-thirds (66 2/3%) of the Continuing Directors, together with the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares entitled to vote thereon (as well as the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares of any class or series of shares entitled to vote thereon as a class), shall be required for any of the following Business Combinations:

     (a) any merger or consolidation of the Corporation or any Subsidiary into or with a Related Person or its Affiliate, or any other corporation which, after such merger or consolidation, would be an Affiliate of a Related Person, or

     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation, in one or a series of transactions, to or with any Related Person or its Affiliate of all, or substantially all, of the assets of the Corporation or any Subsidiary, or

     (c) the issuance or transfer by the Corporation or any subsidiary, in one or a series of transactions, of a majority of its voting shares to a Related Person or its Affiliate, or

     (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

     (e) any reclassification of securities, recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary that is directly or indirectly owned by any Related Person.

SECTION 2. The two-thirds (66 2/3%) vote of the Continuing Directors required by Section 1 of this Article shall not be applicable to any Business Combination not with or involving any Related Person or its Affiliate, in which event such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Articles of Incorporation and the By-Laws of the Corporation.

SECTION 3. A majority of the Continuing Directors of the Corporation, on the basis of information known to them, shall have the power and duty to determine for the purposes of this Article all questions arising hereunder, including whether a Person is a Related Person or an Affiliate or Associate of another, the number of voting shares beneficially owned by any Person, the fair market value of consideration per share offered holders of the Corporation's Common Stock and the aggregate value of the securities or assets of the Corporation or any Subsidiary. The calculation of a minimum price per share to be received by stockholders shall require appropriate adjustments for capital changes, including without imitation, stock splits, stock dividends and reverse stock splits.

SECTION 4. Nothing contained in this Article shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

SECTION 5. For the purpose of this Article and other articles using similar terminology, the following definitions shall apply:

     (a) "Person" means any individual, firm, partnership, corporation or other entity, or any combination of them acting together.

     (b)   "Related Person:, in respect of any Business
											Combination, means any Person (other than the Corporation or any
           Subsidiary) which, together with its Affiliates or
           Associates, owns of record or beneficially, directly or
           indirectly, more than fifteen percent (15%) of the
           outstanding voting stock of the Corporation, or is an
           Affiliate of the Corporation and at any time within the
           two-year period immediately prior to the date in
											question was the owner, of record or beneficially, directly or indirectly, of more than fifteen percent (15%) of the
           outstanding voting stock of the Corporation.

           For the purpose of determining whether a Person is a
           Related Person, "beneficial ownership" of voting stock
           shall include (i) all shares of stock which such Person
           has the capability to control or influence the voting
           power thereof and (ii) all shares of stock which such
           Person has the immediate or future right to acquire,
           pursuant to any agreement or understanding, or upon the
           exercise of conversion rights, exchange rights,
											warrants, options or otherwise.

     (c)   "Affiliate" means any Person that directly or indirectly
           controls, or is controlled by, or is under common
											control with another Person.

     (d) "Associate" means any officer, trustee, partner or director, or beneficial owner of more than fifteen percent (15%) of any class of equity security, of a Related Person or its Affiliates.

     (e) "Continuing Director" means a member of the Board of Directors who was either elected prior to the date a Related Person became a Related Person, or was recommended to succeed a Continuing Director by a majority of the then Continuing Directors.

     (f)   "Subsidiary" means any corporation of which a majority
											of any class of equity security is owned, directly or
           indirectly, by the Corporation, provided, however, that
           for the purposes of the definition of "Related Person"
           set forth in subsection (b) of this Section 5, the term
           "Subsidiary" shall mean only a corporation of which a
           majority of each class of equity security is owned,
           directly or indirectly, by the Corporation.

SECTION 6. Unless an affirmative vote of at least 80% of the outstanding shares entitled to vote thereon, exclusive of the shares owned by any Related Person, determine otherwise, notwithstanding any approval received for a proposed Business Combination under the provisions of ARTICLE VIII, the Corporation shall not enter into any Business Combination with a Related Person or its Affiliates or Associates, unless the following condition shall be met:

     The aggregate amount of cash and the fair market value of consideration other than cash (as of the date of a binding agreement for the consummation of said Business Combination) to be received per share by holders of Common Stock of the Corporation shall be at least equal to the higher of:

     (i)   the highest per share price (including brokerage
           commissions, transfer taxes and soliciting dealers'
											fees) paid by the Related Person or its Affiliates or
           Associates in purchasing any of the Corporation's Common
           Stock (a) within the two-year period immediately prior
											to the date of the proposal of the Business Combination
           (the "Proposal Date") or (b) in the transaction in which it became a Related Person, whichever is higher; OR

     (ii)  the fair market value per share of the Corporation's
           Common Stock on the Proposal Date.

SECTION 7. Any amendment, alteration or repeal of ARTICLE VIII, of these Articles of Incorporation shall require the affirmative vote of at least two-thirds (66 2/3% of the Continuing Directors, together with the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares entitled to vote thereon (as well as the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares of any class or series of shares entitled to vote thereon as a class).




A COPY OF THE CORPORATION'S ANNUAL REPORT FOR 1993 (ON FORM 10-K), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, WILL BE FURNISHED FREE OF CHARGE TO BENEFICIAL OWNERS OF THE






Corporation's stock upon written request to:

     F. Sheldon Prentice
     Chittenden Corporation
     P.O. Box 820
     Burlington, Vermont 05402

Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.


It takes one minute to fill out the Proxy Card. Please help assure that there will be a quorum (AT THE ANNUAL MEETING BY RETURNING YOUR PROXY.)


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